SEC File No. 0-14189

                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
    [   ] Preliminary Proxy Statement
    [ X ] Definitive Proxy Statement
    [   ] Definitive Additional Materials
    [   ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         INTERWEST HOME MEDICAL, INC.
               (Name of Registrant as Specified In Its Charter)

                         INTERWEST HOME MEDICAL, INC.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1) Title of each class of securities to which transaction applies:

                                       N/A

          2) Aggregate number of securities to which transaction applies:

                                       N/A

          3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                                       N/A

          4) Proposed maximum aggregate value of transaction:

                                       N/A

          5)Total Fee Paid:

                                       N/A

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting free was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount Previously Paid:
                                       N/A

          2) Form, Schedule or Registration  Statement No.:  N/A

          3) Filing Party:  N/A

          4)Date Filed:  March 21, 2000.

                         INTERWEST HOME MEDICAL, INC.
                              235 East 6100 South
                          Salt Lake City, Utah 84107

                 NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held April 26, 2000

TO THE SHAREHOLDERS OF INTERWEST HOME MEDICAL, INC.

     The Annual Meeting of the Shareholders of Interwest Home Medical, Inc. (the "Company") will be held at the Crystal Inn, 818 East Winchester Street, Murray, Utah 84107, on April 26, 2000, at 3:00 p.m. local time, for the following purposes:

    1. To elect four (4) directors to serve until the 2000 Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified.

    2. To consider and act upon a proposal to adopt the Company's 2000 Stock Incentive Plan.

    3. To transact such other business as may come before the Meeting or any adjournment of adjournments thereof.

    The Board of Directors has fixed the close of business on March 17, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof. Consequently, only holders of common stock of record on the transfer books of the Company at the close of business on March 17, 1998 will be entitled to notice of and to vote at the meeting.

                                    By Order of the Board of Directors
                                    of Interwest Home Medical, Inc.


                                    /s/ James E.  Robinson
                                    ------------------------------------------
                                    Chief Executive Officer

Salt Lake City, Utah
Date: March 21, 2000



     YOUR VOTE IS IMPORTANT! YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD. YOU ARE REQUESTED TO VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED. A POSTAGE PREPAID ENVELOPE IS ENCLOSED IS PROVIDED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY CHANGE YOUR VOTE PRIOR TO, OR AT, THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME, AND YOU MUST VOTE SUCH SHARES IN ACCORDANCE WITH THE INSTRUCTIONS YOU RECEIVE FROM SUCH BROKER, BANK OR OTHER NOMINEE.

                         INTERWEST HOME MEDICAL, INC.

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held April 26, 2000

    This Proxy Statement is dated March 21, 2000, and is first being mailed to Interwest Home Medical Shareholders on or about March 23, 2000.

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Interwest Home Medical, Inc., a Utah corporation (the "Company") to be voted at the Annual Meeting of Shareholders to be held April 26, 2000 and at any adjournment(s) thereof. The Meeting of Shareholders ("Meeting") will be held at the Crystal Inn, 818 East Winchester Street, Murray, Utah 84107 at 3:00 p.m., local time. The Company anticipates mailing this Proxy Statement and accompanying proxy card commencing on or about March 23, 2000, to all Shareholders entitled to vote at the meeting.

Matters to Be Considered at the Meeting

    The purpose of the Annual Meeting is for the shareholders of the Company to:

    1. Elect four Directors of the Company, each of whom is to hold office until the Annual Meeting of Shareholders in 2001 and until the due election and qualification of his successor;

    2. Consider and vote upon a proposal to adopt the Company's 2000 Stock Incentive Plan. A copy of the 2000 Stock Incentive Plan is attached as Appendix A to this Proxy Statement.

    3. Consider and act upon any other matters as may properly come before the Meeting or any adjournments or postponements of the Meeting.

    The Board of Directors recommends a vote "for" each of the nominees listed on pages 5- 6 below and for the 2000 Stock Incentive Plan.

Proxy Solicitation

    The Board of Directors is soliciting your proxy pursuant to this Proxy Statement. The entire cost of soliciting management proxies will be borne by the Company. Officers, directors and regular employees of the Company may solicit proxies in person or by telephone. They will receive no additional compensation for their services. The Company has requested brokers and nominees who hold stock in the Company in their names to furnish this Proxy Statement to their customers and the Company will reimburse these brokers and nominees for their related out-of-pocket expenses.

Record Date and Voting Securities

    The securities of the Company entitled to vote at the Meeting consist of shares of the Company's no par value common stock. Only shareholders of record at the close of business on March 17, 2000, the record date for the Meeting, will be entitled to notice of and to vote at the Meeting. On the record date, the Company had outstanding 4,075,685 shares of common stock which were owned by approximately792 shareholders of record.

    The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Meeting will be necessary to constitute a quorum. If a broker that is a record holder of common stock does not return a signed proxy, the shares of common stock represented by such proxy will not be considered present at the meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of common stock does return a signed proxy, but is not authorized to vote on one or more matters, each such vote being a broker non-vote, the shares of common stock represented by such proxy will be considered present at the Meeting for purposes of determining the presence of a quorum.

    Assuming a quorum is present:

          (i) directors of the Company will be elected by a plurality of the votes cast by shareholders present, in person or by proxy, and entitled to vote for the election of directors at the meeting (there will be no cumulative voting in the election of directors); and

          (ii) the affirmative vote of the holders of a majority of the issued and outstanding common stock present, in person or by proxy, and entitled to vote on the matter will be required for the approval of the adoption of the 2000 Stock Incentive Plan.

    Abstentions will be treated as present and entitled to vote at the Meeting. Therefore, abstentions will be counted in determining whether a quorum is present and will have the effect of a vote against a matter. A broker non-vote on a matter (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) is considered not entitled to vote on that matter and, therefore, will not be counted in determining whether a quorum is present or whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

    All proxies received pursuant to this solicitation will be voted at the Meeting and at any adjournments thereof as indicated in the Proxy. If no instructions are given, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are exercised) will be voted FOR the election of the nominees for director, FOR the 2000 Stock Incentive Plan and in the discretion of the proxy holder as to any other business that comes before the meeting. In the event a shareholder specifies a different choice by means of the proxy card or a vote which is made by telephone, those shares will be voted in accordance with such shareholder's selections.

Revocability of Proxies

    A form of proxy is enclosed herewith for use. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the

Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

                     PRINCIPAL SHAREHOLDERS AND SECURITY
                            OWNERSHIP OF MANAGEMENT

    The following table sets forth information regarding shares of the Company's common stock owned beneficially as of March 13, 2000, by (i) each director and nominee for director of the Company, (ii) all officers and directors as a group, and (iii) each person known by the Company to beneficially own 5% or more of the outstanding shares of the Company's common stock:

Name                                      Amount
and Address                               and Nature          Percent
of Beneficial                             of Beneficial       of Class(1)
Owner                                     Ownership           Ownership
-------------------------------------------------------------------------------

James E. Robinson (2)                     1,421,250             31.61%
235 East 6100 South
Salt Lake City, UT 84107

James U. Jensen(3)                         152,590               3.39%
420 Chipeta Way
Salt Lake City, UT 84108

Dr. Jeffrey F. Poore(4)                     51,134               1.14%
4536 Abinadi Road
Salt Lake City, UT 84124

Jerald L. Nelson(5)                         60,231               1.34%
10242 Ashley Hills Circle
Sandy, UT 84092

Que H. Christensen(6)                      157,302               3.50%
235 East 6100 South
Salt Lake City, UT 84107

Val D. Christianson(7)                     331,812               7.38%
3065 S. 2850 East
Salt Lake City, UT 84107

Charles Davis(8)                           359,396              7.99%
20 Bennington Drive
Colorado Springs, CO 80906

Serena J. Falgoust(9)                       26,549              0.59%
1620 N. 1250 W.
Provo, UT 84604

I-Med Shareholders(10)                     309,094              6.89%
Share Purchase Trust
235 East 6100 South
Salt Lake City, UT 84107

All Officers and Directors               1,869,056             41.57%
  as a Group (6 Persons)


      Unless otherwise indicated in the footnotes below, the Company has been advised that each person above has sole voting power over the shares indicated above. All of the individuals listed above are officers and directors of the Company.

      (1) As of March 17, 2000, there were 4,075,685 shares of the Company's common stock issued and outstanding. There are also outstanding exercisable options and warrants to purchase 407,232 shares of the Company's common stock which are owned by officers and directors. Therefore, for purposes of the above set forth chart, 4,482,917 shares are deemed to be issued and outstanding in accordance with Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. This amount does not include options owned by officers and directors which are not currently exercisable.

      (2) Includes (i) 22,500 shares owned of record by the five children of Mr. Robinson (4,500 shares each); (ii) 892,798 shares owned by J&J Medical Investments, Ltd., (iii) 260,118 shares owned of record by Mr. Robinson and (iv) 245,834 shares which may be acquired by Mr. Robinson pursuant to stock options which are currently exercisable.

      (3) Includes (i) 88,538 shares owned of record by Mr. Jensen of which 55,992 shares were purchased through the exercise of stock options; (ii) 25,886 shares which are beneficially owned through the I-Med Shareholder Share Purchase Trust; and 38,166 shares which may be issued pursuant to other stock options and warrants which are currently exercisable.

      (4) Includes 9,484 shares owned of record by Dr. Poore of which 8,484 shares were purchased through the exercise of stock options and 41,650 shares which may be acquired pursuant to stock options and warrants which are currently exercisable.

      (5) Includes (i) 500 shares which are owned of record by Mr. Nelson which were purchased through the exercise of stock options; (ii) 33,666 shares which may be issued pursuant to stock options and warrants which are currently exercisable; and (iii) 26,065 shares which are owned of record by Mr. Nelson's spouse.

      (6) Includes (i) 6,500 shares owned of record by Mr. Christensen; (ii) 92,886 shares which are beneficially owned through the I-Med Shareholders Share Purchase Trust; (iii) 10,000 shares owned of record by the four children of Mr. Christensen (2,500 shares each) and (iv) 47,916 shares which may be acquired pursuant to stock options which are currently exercisable.

      (7) Includes (i) 54,328 shares owned of record by Mr. Christianson jointly with his spouse; (ii) 154,099 shares which are owned of record by Mr. Christianson jointly with his spouse and held in a brokerage account;

      (iii) 100,885 shares which are beneficially owned through the I-Med Shareholders Share Purchase Trust; and (iv) 22,500 shares owned of record by the four children of Mr. Christianson (2,500 shares each) .

      (8) Includes 197,156 shares owned of record by Mr. Davis and 162,240 shares owned jointly with his spouse.

      (9) Includes 25,000 shares owned jointly with her spouse and 1,549 shares which are owned through the Interwest Home Medical Employee Stock Purchase Plan.

      (10) The  I-Med  Shareholders  Share  Purchase  Trust was  established  in
      October 1991 to purchase shares of Interwest Medical Equipment Distributors, Inc. common stock from a retiring officer/employee. The Trust's shares were exchanged for the Company's shares in connection with a merger effected February 22, 1995. The purchase price is payable in 120 monthly payments. The purchase price for the shares is funded by Trust participants who contribute monthly payments to purchase a pro-rata portion of such shares. There are currently 9 persons purchasing shares pursuant to the Trust arrangement. These persons have the right to vote the shares attributable to their pro-rata portion of the total shares being purchased from the Trust. It is anticipated that the Trust will distribute shares paid for to the Trust beneficiaries from time-to-time as requested by purchasers. Interwest Medical has guaranteed payment of the unpaid balance of the purchase price for the shares purchased by the Trust.


                       PROPOSAL 1: ELECTION OF DIRECTORS

      The Company's Board of Directors consists of such number of Directors as may be determined by the Board of Directors from time to time. The full Board of Directors currently consists of four Directors. All four of the directors will be elected at the Meeting. Such directors will serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Shareholders do not have cumulative voting rights in the election of directors (each common shareholder is entitled to vote one vote for each share held for each director). Unless authority is withheld, it is the intention of the persons named in the enclosed form of proxy to vote "FOR" the election as directors of the persons identified as nominees for directors in the table below. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxies will be voted "FOR" such other person or persons, if any, as may be designated by the Board of Directors. The Board has no reason to believe that any nominee herein named will be unable or unwilling to serve.

Nominees for Directors and Current Directors

      The current directors of the Company, all of whom are nominated for reelection as directors, are as follows:

James E. Robinson

     Mr. Robinson has been president and a director of the Company since February 1995. Mr. Robinson has been President (CEO) and Chairman of the Board of Interwest Medical since October 1982. He also acted as Treasurer until 1990. Mr. Robinson graduated from Brigham Young University with a Master of Accountancy degree in 1975. He worked until July 1977 with Haskins & Sells at which time he joined Robinson's Medical Mart (a predecessor company to Interwest Medical) as its Vice President and Treasurer. Mr. Robinson was elected to the Board of Directors of the National Association of Medical Equipment Suppliers (NAMES) in 1984 where he served as Treasurer from 1986 until 1990, Chair from 1990 to 1991, Immediate Past-Chairman from 1991 to 1992, and continues as an "Ex-Officer" Board member. He was also elected to the Board of Directors of Medical Equipment Distributors, Inc. (The MED Group) in 1985 and served as its Chair from 1988 until 1992. Mr. Robinson has been active in many local, regional, and national organizations which represent individuals with disabilities, currently serving as the Chair of the Utah Assistive Technology Foundation (UATF).

James U. Jensen

     Mr. Jensen has been a director of the Company since February 1995. Mr. Jensen has been Vice President, Corporate Development and Legal Affairs for NPS Pharmaceutical since July 1991. He has been Secretary and a director of Interwest Medical since 1987. From 1988 to July 1991, Mr. Jensen was a partner in the law firm of Woodbury, Jensen, Kesler & Swinton, P.C. concentrating on technology transfer and licensing and corporate finance. From 1983 until July 1985, he served as outside general counsel for a software company. From July 1985 to October 1986, he served as it's Chief Financial Officer. From 1980 to 1983, Mr. Jensen served as General Counsel and Secretary of Dictaphone Corporation, a subsidiary of Pitney Bowes, Inc. He serves as a director of NPS Pharmaceutical, Inc., a public company and Wasatch Advisors Funds, Inc., a publicly registered investment company. Mr. Jensen received a B.S. in English/Linguistics from the University of Utah and a J.D. and an M.B.A. degree from Columbia University.

Jeffrey F.  Poore,  D.D.S.

     Dr. Poore has been a director of the Company since February 1995. Presently, Dr. Poore is a court appointed receiver and custodian over several companies. Dr. Poore was previously President, CEO, and Chairman of the Board of Healthchair Group, Inc. He served as President of CompHealth from 1995 through 1996. He is also a 20- year veteran of the health care industry and an early champion of the concept of managed care. Prior to joining CompHealth, he coordinated mergers, acquisitions and development in the office of the CEO at FHP International, Inc., a health maintenance organization. During his tenure at FHP he also directed staff in the organization's operational finance, financial services, marketing, sales, medical, PPO/IPA, and contracting divisions. He also has experience as a health care lobbyist and provider. He was in private dental practice for many years. He earned his DDS from Loyola Medical Center in 1976, and a BA in Economics from Brigham Young University in 1971.

Jerald L. Nelson, Ph.D.

     Dr. Nelson was a director of the Company from April 1990 to February 1995, and was reappointed a director in August, 1995. In 1997, he was instrumental in starting a long distance phone company, Family Telecommunications, Inc., which was recently sold to I-Link, Inc., a Utah based, publicly traded telecommunications firm where he serves as Vice President - Corporate Development. He graduated from the University of Utah with a B.A. in business and holds a Ph.D. in Economics from North Carolina State University. Dr. Nelson has over twenty-five years of experience as an economist, business executive and financial analyst. His career began in 1972 in NYC with TWA. Later he advised Fortune 500 firms as a consultant with Date Resources, Inc. and then directed planning efforts at U.S. Industries, Inc. He has served on numerous Boards of Directors including Arrow Dynamics, Gentner Communications and One-2- One Communications, where he also served as Chairman and CEO.

Committees and Meetings

      The Board of Directors held five meetings during the last fiscal year. Each of the Directors attended all five meetings. The Board of Directors has established the following committees: (i) Audit Committee; (ii) Compensation Committee; and (iii) Nominating Committee.

     The Nominating Committee met one time during the year ended September 30, 1999 and is comprised of Mr. Robinson and Mr. Jensen.

      The Audit Committee recommends annually to the Board of Directors the appointment of the independent public accountants of the Company, discusses and reviews the scope and the fees of the prospective annual audit, reviews the results of the annual audit with the Company's independent public accountants, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices, and reviews and approves transactions, if any, with affiliated parties. In 1999, the Audit Committee was comprised of Messrs Nelson and Jensen and held one meeting during the 1999 fiscal year. On February 7, 2000, Director Jeffrey Poore was also appointed to the Audit Committee. Accordingly all three of the Company's independent directors are now members of the Audit Committee. On February 7, 2000, the full Board of Directors adopted an Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix B.

     The Compensation Committee conducts an annual performance review of the Company's senior management and establishes their salaries, bonuses and stock ownership awards. The Compensation Committee consists of Messers Jensen and Poore. The Compensation Committee held two meetings during the 1999 fiscal year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

                            EXECUTIVE COMPENSATION

      The following table sets forth the aggregate compensation paid by the Company for services rendered during the last three years to the Company's Chief Executive Officer and to the Company's most highly compensated executive officers other than the CEO, whose annual salary and bonus exceeded $100,000:


                             SUMMARY COMPENSATION TABLE
                                 Annual Compensation
                            -----------------------------
                                         Commissions                Restrict
                                             and     Other Annual    Stock     Options/
Name and Principal                         Bonuses   Compensation   Awards       SAR's
Position                Year    Salary       ($)          ($)         ($)        (#)
---------------------  ------  --------- ----------   ----------  ----------- ---------

James E. Robinson       1999   $175,000    $36,735        (2)         -0-        -0-
President/CEO           1998   $150,000    $36,735        (2)         -0-        -0-
                        1997   $150,000    $15,750        (2)         -0-      50,000(1)

Que H. Christensen      1999   $115,000    $23,265        (2)         -0-        -0-
Vice President/COO(3)   1998   $ 95,000    $23,265        (2)         -0-        -0-
                        1997   $ 95,000    $ 9,975        (2)         -0-      25,000(1)



      (1) These Options were granted under the Company's 1995 Employee Stock Option Plan. No SAR's have been granted by the Company.

      (2) Does not include the value of perquisites provided to certain executive officers which in the aggregate did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

      (3) In December 1997, Mr. Christensen was promoted to Vice President and Chief Operating Officer (COO) from Chief Financial Officer.

Stock Options

      No options were granted to the named officers during fiscal years 1999 or 1998. Options were granted to the such officers following the end of the fiscal year ended September 30, 1999.

      The following table sets forth information concerning the number and value of options held at September 30, 1999 by each of the named executive officers. No options held by such executive officers were exercised during 1998.

                     Option Values at September 30, 1999
                    -------------------------------------

                           Number of Unexercised       Value of Unexercised
                                 Options at            In-the-Money Options
                           September 30, 1999 (#)   At September 30, 1999($)(1)
-------------------------------------------------------------------------------
Name                   Exercisable   Unexercisable   Exercisable  Unexercisable
-------------------------------------------------------------------------------
James E. Robinson      62,500 (2)        -0-         $62,500 (2)       -0-
                       33,333          16,667        $ 8,333        $ 4,167
Que H. Christense      31,250 (2)        -0-         $31,250 (2)       -0-
                      ---------------------------------------------------------
                       16,667           8,333        $ 4,167        $ 2,083

      (1) An "In-the-Money" stock option is an option for which the market price of the Company's common stock underlying the option on September 30, 1999 exceed the option price. The value shown represents stock price appreciation since the date of grant. The market price was based upon the closing price of the Company's common stock on the NASD SmallCap Market on September 30, 1999 ($3.50 per share).

      (2) This stock option was granted at an exercise price of $4.00 per share and was repriced by the Board of Directors on October 22, 1998 to an exercise price of $2.50 per share which was the closing price of the Company's common stock on the NASD SmallCap Market on that date. The values shown are calculated at the adjusted exercise price.

1995 Employee Stock Purchase Plan

      On November 6, 1995, the Company's Board of Directors adopted the Company's 1995 Stock Purchase Plan (the "Plan"). The Plan is designed to provide employees of the Company with an opportunity to purchase shares of the Company's common stock through accumulated payroll deductions. The purchase price may be established at 85% of the fair market price. The number of shares which may be purchased under the Plan is 500,000. At December 1, 1999, 28,525 shares of common stock had been purchased under the plan.

1995 Employee Stock Option Plan

      On February 24, 1995, the Company's Board of Directors adopted the Company's 1995 Stock Option Plan (the "Plan") which provides for the issuance of a maximum 312,500 shares of common stock pursuant to the exercise of options granted under the Plan. The Options granted under the Plan may be Incentive Stock Options pursuant to Section 422 of the Internal Revenue Code of 1986 ("ISO's") or Non-Qualified Stock Options ("NSO's"). The Plan is administered by the Board of Directors' Compensation Committee. The Option price and terms is to be set for each Option by the Committee administering the Plan. NSO options granted under the Plan may have a term not exceeding ten years. ISO options granted under the Plan may have a term not exceeding five years. The Committee may grant options to employees (including officers and directors, or consultants. Options to purchase 250,000 shares of stock have been granted and options to purchase 218,750 shares of stock were outstanding as of September 30, 1999.

2000 Stock Incentive Plan

      On February 7, 2000, the Board of Directors adopted the Interwest Home Medical 2000 Stock Incentive Plan. (See Proposal 2 of this Proxy Statement).

Compensation of Directors

      The Company's non-employee directors are paid $500 for each Board of Directors meeting attended and $400 for each Committee Meeting attended. On February 24, 1995, the Company adopted, and the shareholders approved at the Annual Meeting on February 16, 1996, the 1995 Non- Employee Director's Stock Option Plan. The Plan provided that each non-employee director who was a director as of February 24, 1995, or who became a director thereafter, was to be issued an option to purchase 5,000 shares of the Company's common stock at $4.00 per share. Additionally, each non-employee director was automatically granted an option to purchase 1,500 shares at market prices on April 1st of each year commencing April 1, 1997. As of April 1, 1997, the annual grant was terminated and each non-employee director was granted an option to purchase 40,000 shares at $4.00 per share with one-third of the shares vesting at March 31, 1998 and each additional one-third vesting in the two subsequent years. On December 1, 1999, the Board of Directors granted each non-employee director an additional option to purchase 40,000 shares of the Company's common stock at $3.00 per share. These option vests in three equal installments on March 31, 2000, March 31, 2001 and March 31, 2002.

Employment Agreements

      The Company is currently a party to the following Employment Agreements:

     James E. Robinson. On May 3, 1995, the Company entered into an Employment Agreement with its President/CEO, James E. Robinson. The Agreement replaced and superseded a previously executed agreement. The Agreement may be terminated by the Company without notice and without cause. The Agreement may be terminated by Mr. Robinson upon thirty day written notice. The Agreement provides for a base annual salary of $150,000 and incentive salary based upon pre-tax profits, revenue growth and acquisition incentives. The Agreement contains a 12 month non-competition restriction following termination and provisions relating to death and disability during the term of employment. The Company is obligated to compensate Mr. Robinson for 120 days past termination in the event the Company terminates the agreement. The Compensation Committee of the Board of Directors amended the annual base salary to $175,000 effective October 1, 1998.

     Que H. Christensen. On May 3, 1995, the Company entered into an Employment Agreement with its Chief Financial Officer, Que H.. Christensen. The Agreement replaced and superseded a previously executed agreement. The Agreement may be terminated by the Company without notice and without cause. The Agreement may be terminated by Mr. Christensen upon thirty day written notice. The Agreement provides for a base annual salary of $95,000 and incentive salary based upon pre-tax profits, revenue growth and acquisition incentives. The Agreement contains a 12 month non-competition restriction following termination and provisions relating to death and disability during the term of employment. The Company is obligated to compensate Mr. Christensen for 90 days past termination in the event the Company terminates the agreement. The Compensation Committee of the Board of Directors amended the annual base salary to $115,000 effective October 1, 1998.

Compensation Committee Interlocks and Insider Participation

     James U. Jensen and Jeffrey F. Poore served on the Company's Compensation Committee during the fiscal year ended September 30, 1999. Neither Mr. Jensen nor Mr. Poore has ever been an officer or employee of the Company or any of its subsidiaries.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 14 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

      The Company applies a consistent philosophy toward the compensation for its executive officers. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward its stated mission. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of its customers, shareholders and employees. The Compensation Committee (the "Committee") is currently comprised of three (3) non-employee directors.

Compensation Philosophy

      The goals of the compensation program are to:

  o   align individual contributions with business objectives and performance;

  o enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company; and

  o motivate those executives to advance shareholder interest. The Company's compensation program for executive officers is based on the following two policies of the Company:

      The Company Pays Compensation Based on Company and Individual Performance. Executive Officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as increases in net earnings, return on equity, sales growth and others. Individual performance is evaluated by reviewing individual efforts and accomplishments, the implementation of new programs and services, organizational and management development progress against personal and functional area objectives and the degree to which teamwork and Company values are fostered.

      The Company Provides a Total Compensation Package Which Is Competitive. The Company regularly compares its pay practices for its executive officers with those of other leading companies and sets, in part, its pay parameters based on this review. The Company strives to set the compensation paid to an individual based upon comparisons to other executives inside the Company and at comparable organizations.

Compensation Vehicles

      The Company has a simple total compensation program that consists of cash- and equity-based compensation. Having a compensation program that allows the Company to successfully attract and retain key employees permits it to enhance shareholder values, provide efficient service to customers, foster Company values and teamwork, and adequately reward employees. These vehicles are:

      Cash-Based Compensation. Cash-based compensation represents a combination of base salary and annual incentive based bonus. Salary levels are determined based on a review of competitive data and internal pay levels for various positions. Base salary levels are typically at the midpoint in the wholesale home health industry but below the median in comparable size companies.

      The Committee also considers awarding an annual incentive based bonus measured against the achievement of financial criteria established by senior management and the Board each year as well as qualitative improvements in certain individual performance criteria.

     Equity-Based Compensation. The purpose of the Stock Option grants is to provide longer term incentives to employees to work to maximize shareholder value.

CEO Compensation

      The Chief Executive Officer has been the CEO of the Company since 1982. His compensation package has historically been below that of other chief executive officers in comparable companies in the industry. In order to determine the appropriate salary and stock option grant for the Chief Executive Officer, the Compensation Committee considered current conditions, the salaries of other chief executive officers in the home health industry, the results of the formal evaluation of the CEO, and the CEO and Company accomplishments in 1999.

      Significant progress was made in several areas and the Company met or exceeded most of its performance goals. In the Committee's review of CEO compensation, the following developments were considered: Mr. Robinson's overall leadership of the Company as President, CEO, and Chairman of the Board; the overall successful completion of acquisitions and the overall revenue increase of the Company's existing operations. Actions recommended by the Committee (and approved by the Board) specific to Mr. Robinson, relative to his service during fiscal 1999 as Chief Executive Officer were as follows:

      Mr. Robinson was granted an 18.68% salary increase, which brought his base pay to $175,000 per annum for fiscal 1999. This adjustment was made in large part because of the increase in revenues and operating earnings for the year ended September 30, 1998 and increases in the Company's operating margin percentage. This was the first increase of Mr. Robinson's salary in more than three years. Mr. Robinson was evaluated by the Committee and awarded a cash bonus of $36,735 in fiscal 1999, the same bonus he was awarded in fiscal 1998.

     In fiscal 1999 no options were granted to Mr. Robinson. Options were granted subsequent to the fiscal year ended September 30, 1999.

Committee Policy Regarding Compliance with Section 162(m) of the Code.

      The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August 1993. Under the law, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1,000,000 in any one year. We are required to disclose our policy regarding qualifying executive compensation for deductibility under
Section 162(m) of the Internal Revenue Code. We do not anticipate that compensation payable to any executive officer will exceed $1 million for fiscal year 1999. The Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.


                              Compensation Committee of the Board of Directors Dr. Jeffrey W. Poore and James U. Jensen


                         STOCK PRICE PERFORMANCE GRAPH

      The following table compares the cumulative return to shareholders on the Company's common stock for the five years with the cumulative total return of the NASDAQ Market Index and the NASDAQ Health Services Stock. The table assumes that $100 was invested on October 1, 1995 (the first day of the first fiscal year following the acquisition of Interwest Medical Equipment Distributors, Inc, by the Company) in the Company's common stock, the NASDAQ market Index and the NASDAQ Health Services Stock, including reinvestment of dividends. No dividends have been declared or paid by the Company.

                   COMPARISON OF CUMULATIVE TOTAL RETURN OF
                         INTERWEST HOME MEDICAL, INC.
                        NASDAQ HEALTH SERVICES STOCKS,
                      AND THE NASDAQ STOCK MARKET (U.S.)

                             (Graph Appears Here)

         Measurment
        Period Fiscal    Interwest Home     NASDAQ Health       NASDAQ
        Year Covered        Medical         Services Stock   Market Index
    -----------------------------------------------------------------------
      October 1, 1995       100.00             100.00           100.00
      October 1, 1996        75.00             130.65           117.57
      October 1, 1997        70.83             131.91           161.34
      October 1, 1998        45.83              88.23           162.32
      October 1, 1999        58.33              82.23           263.16


         PROPOSAL 2: PROPOSAL TO ADOPT THE  2000 STOCK INCENTIVE PLAN
Introduction

      On February 7, 2000, the Board of Directors of the Company adopted the 2000 Stock Incentive Plan (the "Plan"), which is being submitted to the Company's shareholders for their approval. The purpose of the Plan is to advance the interests of the Company and its shareholders by enabling the Company and its subsidiaries to attract and retain persons of ability to perform services for the Company and its subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives. The Board of Directors has reserved a maximum of 600,000 shares of Common Stock for issuance under the Plan. The major features of the Plan are summarized below, which summary is qualified in its entirety by reference to the actual text of the Plan, a copy of which is attached to this Proxy Statement.

Summary of the Plan

      General. The Plan provides for awards ("Incentive Awards") to all employees (including officers and directors who are also employees) non-employee directors, consultants and independent contractors of the Company and its subsidiaries and any joint venture partners (including officers, directors and partners thereof) of the Company or any subsidiary, of:

  o options to purchase Common Stock that qualify as "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Options");

  o options to purchase Common Stock that do not qualify as such Incentive Options ("Non-Statutory Options");

  o     awards of  shares  of  common  stock  that are  subject  to  certain
        forfeiture  and   transferability   restrictions  that  lapse  after
        specified employment periods ("Restricted Stock Awards");and

  o     awards of shares of common stock ("Stock Bonuses").

      Incentive Options and Non-Statutory Options are collectively referred to herein as "Options," and Options, Restricted Stock Awards and Stock Bonuses are collectively referred to herein as "Incentive Awards."

      The Plan is administered by the Compensation Committee (the "Committee") which selects the participants to be granted Incentive Awards under the Plan, determines the amount of the grants to the participants, and prescribes discretionary terms and conditions of each grant not otherwise fixed under the Plan. Eligible recipients under the Plan include all employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary of the Company, any non-employees consultants and independent contractors of the Company or any subsidiary of the Company and any joint venture partners (including without limitation, officers, directors and partners thereof) of the Company or any subsidiary of the Company.

      The Plan will terminate on February 7, 2010, unless sooner terminated by action of the Board of Directors. No Award will be granted after termination of the Plan. Currently, a maximum of 600,000 shares of Common Stock are reserved for issuance under the Plan. In the event of any reorganization, merger, recapitalization, stock dividend, stock split or similar change in the corporate structure or shares of the Company, appropriate adjustments will be made to the number and kind of shares reserved under the Plan and under outstanding Incentive Awards and to the exercise price of outstanding Options. No right or interest in any Award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered.

      Options. The exercise price for a Non-Statutory Option must be not less than 85% of the fair market value of the Common Stock on the day the Non-Statutory Option is granted. An Incentive Option must be granted with an exercise price equal to the fair market value of the Common Stock on the date the Incentive Option is granted, except that an Incentive Option granted to a person owning stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary may not be granted at less than 110% of the fair market value on the date of grant. In determining the fair market value of the Common Stock, the Committee will use the closing price of the Common Stock as reported by NASDAQ as of the date of grant.

      Payment of an option exercise price may be made either in cash or, in the sole discretion of the Committee, by (i) delivery of a broker exercise notice (pursuant to which the broker or dealer is instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to the Company), (ii) transfer from the participant to the Company of previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise equal to the payment required, or (iii) by any other legal consideration approved by the Committee.

      Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee. Options may be exercised in whole or in installments, as determined by the Committee. Incentive Options will have a maximum term fixed by the Committee, not to exceed 10 years from the date of grant or, in the case of Incentive Options granted to persons owning stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, five years from the date of grant. To the extent that the aggregate fair market value (determined as of the date and Incentive Option is granted) of the shares of Common Stock with respect to which Incentive Options are exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess Incentive Options will be treated as Non-Statutory Options. Non-Statutory Options have a maximum term fixed by the Committee, not to exceed 10 years from the date of grant.

      Restricted Stock Awards. Restricted Stock Awards are grants to participants of shares of Common Stock that are subject to restrictions and the possibility of forfeiture for a period of time set by the Committee during which the participant must remain continuously employed by the Company.

      Stock Bonuses. Stock Bonuses are awards of common stock that are not subject to any restrictions other than restrictions on transferability. A participant may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with other provisions of the Plan, as may be determined by the Committee in its sole discretion. The participant will have all voting, dividend, liquidation and other rights with respect to the shares of common stock issued to a participant as a Stock Bonus under the Plan upon the participant becoming the holder of record of such shares.

      Effect of Termination of Employment. If a participant ceases to be employed by or render services to the Company and all subsidiaries ("Termination of Service"), all Incentive Awards held by the participant will be affected in the manner set forth below.

      Upon Termination of Service due to death, disability or retirement,

   o all outstanding Options then held by the participant will remain exercisable to the extent exercisable as of such termination following such termination until the expiration date of the Option
         or),

   o all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited, and

   o all outstanding Stock Bonuses will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such or Stock Bonuses.

     Upon Termination of Service for any other reason (other than by the Company for "cause"),

      o all outstanding Options will remain exercisable to the extent exercisable as of such termination for a period of one month after such termination (but in no event after the expiration date of such Option); notwithstanding anything else contained herein to the contrary, an Option issued to an Eligible Recipients who, at the time of issuance is a consultant to the Company, shall terminate at the termination date as provided for in the Option and the termination of the consultancy of such consultant shall not result in a termination of the Option or in the reduction of time of the Option Period.

      o all outstanding Restricted Stock Awards that have not vested as of such termination will be terminated and forfeited, and

      o all outstanding Stock Bonuses will vest and/or continue to vest in the manner determined by the Committee. In the event of termination by the Company for "cause," all rights of the participant under the Plan and any Incentive Awards will immediately terminate without notice of any kind.

      The Company also has the right to rescind Incentive Awards or Option exercises made to Participants in the six months prior to such Participant's termination of employment with the Company if such Participants takes certain actions that could have an adverse affect on the Company. The Company may also require Participants to pay to the Company any gains realized from such Incentive Award or Option exercise. The Committee may in its discretion modify the post-termination provisions of the Plan, provided that no Option may remain exercisable after its expiration date.

     Change in Control of the Company. In the event a "change in control" of the Company occurs, then, if approved by the Committee,

      o all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant remains in the employ or service of the Company or any subsidiary,

      o all outstanding Restricted Stock Awards will become immediately fully vested, and

      o all outstanding Stock Bonuses will vest and/or continue to vest in the manner determined by the Committee.

      In addition, the Committee, without the consent of any affected participant, may determine that some or all participants holding outstanding Options will receive cash in an amount equal to the excess of the fair market value immediately prior to the effective date of such change in control over the exercise price per share of the Options.

      To the extent that such acceleration of the vesting of Incentive Awards would constitute a "parachute payment" (as defined in the Code), then, pursuant to the Plan, such acceleration will be modified to such extent that the participant will not be subject to the excise tax imposed by Section 4999 of the Code.

      For purposes of the Plan, a "change in control" of the Company will be deemed to have occurred, among other things, upon

      o a sale, lease, exchange or other transfer of substantially all of the assets of the Company to an entity that is not controlled by the Company,

      o a merger or consolidation to which the Company is a party if, after such merger or consolidation, the Company's shareholders do not beneficially own more than 80% of the combined voting power of the surviving corporation's outstanding voting securities,

      o any person becoming the beneficial owner of 40% or more of the combined voting power of the Company's outstanding securities, or

      o a change in the composition of the Board such that the individuals who constitute the Board on the effective date of the Plan cease for any reason to constitute at least a majority of the Board (with exceptions for individuals who are nominated or otherwise approved by the current Board).

Federal Income Tax Consequences

      The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an Award.

      Incentive Options. There will not be any federal income tax consequences to either the participant or the Company as a result of the grant to an employee of an Incentive Option under the Stock Incentive Plan. The exercise by a participant of an Incentive Option also will not result in any federal income tax consequences to the Company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

      If the participant disposes of the Incentive Option shares acquired upon exercise of the Incentive Option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the Incentive Option was granted nor within one year after the participant exercised the Incentive Option and the shares were transferred to the participant, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

      If the participant does not satisfy both of the above holding period requirements (a "disqualifying disposition"), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Option (or, for directors, officers or greater than 10 percent shareholders of the Company, generally the fair market value of the shares six months after the date of exercise, unless such persons file an election under Section 83(b) of the Code within 30 days of exercise), or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

      Non-statutory Options. Neither the participant nor the Company incurs any federal income tax consequences as a result of the grant of a Non-Statutory Option. Upon exercise of a Non-Statutory Option, a participant will recognize ordinary income, subject to withholding on the "Includability Date" in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the Includability Date, and (ii) the consideration paid for the shares. The Includability Date generally will be the date of exercise of the Non-Statutory Option. However, the Includability Date for participants who are officers, directors or greater-than-10 percent shareholders of the Company will generally occur six months later, unless such persons file an election under Section 83(b) of the Code within 30 days of the date of exercise to include as ordinary income the amount realized upon exercise of the Non-Statutory Option. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an Option exercise price.

      At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a Non-Statutory Option, any gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the sale or disposition occurs more than one year after the Includability Date and short-term capital gain or loss if the sale or disposition occurs one year or less after the Includability Date.

      In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Non-Statutory Option for any amounts includable in the taxable income of the participant as ordinary income, provided the Company complies with any applicable withholding requirements.

      Restricted Stock Awards and Stock Bonuses. With respect to shares issued pursuant to a Restricted Award that is not subject to a risk of forfeiture or with respect to Stock Bonuses, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt. With respect to shares that are subject to a risk of forfeiture, a participant may file an election under Section 83(b) of the Code within thirty (30) days after receipt to include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt (determined as if the shares were not subject to any risk of forfeiture). If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the Restricted Stock Award lapse. The Company will receive a corresponding tax deduction for any amounts includable in the taxable income of the participant as ordinary income.

      A  participant  who does not make a Section 83(b)  election  within thirty
(30) days of the receipt of a Restricted Stock Award that is subject to a risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares free of restrictions. The Company will receive a corresponding tax deduction for any amounts includable in the taxable income of a participant as ordinary income.

      Excise Tax on Parachute  Payments.  The Code also imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Code and denies tax deductibility to the Company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, shareholders, or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of Options, or the vesting of Restricted Stock Awards, upon a change in control of the Company may constitute parachute payments, and in certain cases, "excess parachute payments."

Incentive Awards under the 2000 Plan

      The Board of Directors has granted the following options under the 2000 Stock Incentive Plan, subject to shareholder approval of the Plan at the
Meeting:

      Name                      Option Shares           Exercise Price
     --------------------------------------------------------------------
      James E. Robinson (1)        12,000                   $3.00

      James E. Robinson (1)       120,000                   $3.30

      Que H. Christensen (2)       88,000                   $3.00

      (1) A total of 120,000 of these options are ISO's and the remaining 12,000 options are NSO's. Twenty five percent of these options are currently vested. The remaining 75% vest in three equal increments at March 31, 2001, March 31, 2002 and March 31, 2003.

      (1) All of these options are ISO's. None of these options are currently vested. They vest in three equal increments at March 31, 2001, March 31, 2002 and March 31, 2003.

Board of Directors Recommendations

      The Board of Directors recommends that the shareholders vote FOR approval and ratification of the Plan. The affirmative vote of the holders of a majority of shares of Common Stock of the Company present in person or by proxy at the Annual Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the Plan.

                       RIGHTS OF DISSENTING SHAREHOLDERS

      The matters to be considered and acted upon at the Annual Meeting of Shareholders do not create any dissenting shareholders rights under the Utah Revised Business Corporation Act.

                             CERTAIN TRANSACTIONS

Board of Directors Stock Option Purchase Plan

      On September 30, 1997, the Company's Board of Directors adopted a financing Plan which provides a stock purchase right and warrant purchase right to each of its three non-employee directors (the "Holders"). The maximum number of shares issuable under the Plan is 66,000 shares per Holder, of which up to 33,000 shares per Holder may be purchased as "Purchase Shares" and up to 33,000 shares per Holder may be purchased as "Warrant Shares". This Plan is modeled on a similar financing arrangement earlier negotiated between the Company and third party investors. The Plan for the non-employee directors is intended to encourage long term investment in the Company by the non-employee directors but is not considered by the Company as "compensation" to the non-employee directors. The prices and terms provided are deemed fair market value because the Plan uses substantially the same prices and terms as were previously negotiated in good faith between the Company and third party investors.

      By October 30, 1997, each of the Holders had purchased the first option right (the "First Purchase Right") by paying the required $1,000. This purchase of the First Purchase Right entitles each Holder to purchase up to 8,250 shares of the Company's common stock (the "First Purchase Shares") at a price of $4.28 per share if purchased on or before April 5, 1998, when the First Purchase Right expires. To the extent the Holder purchases shares of the First Purchase Shares on or before December 29, 1997, however, (rather that waiting until the end of the First Purchase Period, April 5, 1998) the Holder is then entitled to exercise a warrant (the "First Purchase Warrant") to purchase the same number of shares (up to 8,250 shares, the "First Warrant Shares") during the ensuing three year period at prices of $4.28 per share during the first year, $4.75 in the second year, and $5.25 per First Warrant Share during the third year.

      The Plan repeats this arrangement for three additional Purchase Periods, for a total of four such purchase periods. The following Table show the basic content of the non-employee director financing Plan.

                                    Last Date for   Last Date to      Last Date
           Exercise Price   Shares    Option Fee   Obtain Warrants     without    Warrant Prices
                                                                      Warrants
-------------------------------------------------------------------------------------------------

First Option    4.28        8,250     10/30/97       12/29/97           4/5/98      4.28, 4.75, 5.25
Second Option   4.78        8,250      1/28/98     Date Option Fee      6/9/98      4.78, 5.25, 5.75
                                                   paid + 90 days
Third Option    5.50        8,250      4/26/98     Date Option Fee      9/7/98      5.50, 6.00, 6.50
                                                   paid + 90 days
Fourth Option   6.00        8,250      7/25/98     Date Option Fee     12/6/98      6.00, 6.50, 7.00
                                                   paid + 90 days


      * Warrant prices change on the annual anniversary of the date the Option Fee is paid.

      As of September 30, 1999, Dr. Poore had purchased 8,250 shares, Dr. Nelson had purchased 500 shares, and Mr. Jensen had purchased 5,000 shares. Each director received warrants equal to the number of shares purchased. No other option fees were paid and all the remaining options and warrants had terminated as a result.

      FILINGS UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16 of the Securities Exchange Act of 1934 requires the filing of reports for sales of the Company's common stock made by officers, directors and 10% or greater shareholders. A Form 4 must be filed within ten days after the end of the calendar month in which a sale or purchase occurred. Based upon the review of the Form 4's filed with the Company, no disclosure is required regarding late filings.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      The Company's financial statements have been examined by Tanner + Co., independent certified public accountants. The selection of these independent accountants for the current fiscal year has been made by the Board upon the recommendation of the Audit Committee. As in the past, a representative of Tanner + Co., is expected to be present at the meeting and such representative will have the opportunity to make a statement and respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

      All proposals that shareholders desire to submit for consideration by the shareholders and for inclusion in the Company's Proxy Statement for presentation at the next Annual Meeting must be received by the Company before September 15, 2000. In addition shareholders desiring to submit matters for inclusion in the Company's Proxy Statement for the next Annual Meeting must comply those procedures set forth in the Securities Exchange Act.

                                 ANNUAL REPORT

      The Company's 1999 annual report, containing audited financial statements and schedules for the fiscal years ended September 30, 1999 and 1998, accompanies this Proxy Statement. Upon written request, the company will send you, without charge, a copy of its annual report on Form 10-KSB (without exhibits) for the fiscal year ended September 30, 1999, which the company has filed with the securities and exchange commission. Copies of exhibits will also be provided upon written request and payment of a fee of $.25 per page plus postage. The written request should be directed to the Company's Secretary, Serena Falgoust. At the address of the Company set forth on the first page of this proxy statement.

                                 OTHER MATTERS

      At the time of the preparation of this proxy statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                       By Order of the Board of Directors

March 21, 2000

attached:   Annual Report
            2000 Stock Incentive Plan
            Audit Committee Charter





------------------------------------------------------------------------------

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS ARE
URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN
THE ENCLOSED ENVELOPE.
------------------------------------------------------------------------------